SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Filed pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  July 22, 1998
                         Date of Earliest Event Reported



                                 COMDISCO, INC.
                            (a Delaware Corporation)
                              6111 North River Road
                            Rosemont, Illinois 60018
                            Telephone (847) 698-3000
                          Commission file number 1-7725
                I.R.S. Employer Identification Number 36-2687938






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







Item 5   Other Events

     On July 22, 1998 Comdisco, Inc. announced third quarter fiscal 1998 operating results.

Item 7   Financial Statements and Exhibits

(c)      Exhibits

99 Consolidated Statements of Earnings For the Three and Nine Months Ended June 30, 1998 and 1997

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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                                              COMDISCO, INC.



Date: July 22, 1998                         by:      /s/David J. Keenan
                                                     David J. Keenan
                                                     Senior Vice President
                                                     and Controller

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



Comdisco, Inc. and Subsidiaries
Consolidated Statements of Earnings
For the Three and Nine Months Ended June 30, 1998 and 1997
(Dollars in millions except per share data)


                                                      Three months         %      Nine months              %
                                                      ended June 30,      +/-     ended June 30,          +/-
                                                   1998      1997                  1998       1997
                                                 ------      ----        ----    ------     ------        ----
Revenue
   Leasing
    Operating ...............................    $  483      $415         16%    $1,386     $1,207         15%
    Direct financing ........................        41        36         14%       122        108         13%
    Sales-type ..............................        69        89        -22%       231        221          5%
                                                 ------      ----        ----    ------     ------        ----
    Total leasing ...........................       593       540         10%     1,739      1,536         13%

   Sales ....................................       106        68         56%       241        173         39%
   Continuity and network services ..........       107        91         18%       321        260         23%
   Other <F1>................................        11        13        -15%        37         66        -44%
                                                 ------      ----        ----    ------     ------        ----
    Total revenue ...........................       817       712         15%     2,338      2,035         15%
                                                 ------      ----        ----    ------     ------        ----

Costs and expenses
   Leasing
    Operating ...............................       390       332         17%     1,114        953         17%
    Sales-type ..............................        43        62        -31%       149        151         -1%
                                                 ------      ----        ----    ------     ------        ----
     Total leasing ..........................       433       394         10%     1,263      1,104         14%

   Sales ....................................        88        51         73%       202        130         55%
   Continuity and network services ..........        91        76         20%       267        218         22%
   Selling, general and administrative ......        62        61          2%       185        181          2%
   Interest .................................        81        75          8%       245        221         11%
   Other <F2>................................        --        --         N/A        --         25        N/A
                                                 ------      ----        ----    ------     ------        ----
    Total costs and expenses ................       755       657         15%     2,162      1,879         15%
                                                 ------      ----        ----    ------     ------        ----

Earnings before income taxes ................        62        55         13%       176        156         13%
Income taxes ................................        22        21          5%        63         59          7%
                                                 ------      ----        ----    ------     ------        ----
Net earnings before preferred dividends .....        40        34         18%       113         97         16%
Preferred dividends .........................        --        (2)       N/A%        (2)        (6)       -67%
                                                 ------      ----        ----    ------     ------        ----
Net earnings available to common stockholders    $   40      $ 32         25%    $  111     $   91         22%
                                                 ======      ====        ====    ======     ======        ====

Retained earnings at beginning of period ....    $1,029      $908                $  965     $  856
Net earnings available to common stockholders        40        32                   111         91
Cash dividends paid on common stock .........        (5)       (4)                  (12)       (11)
                                                 ------      ----                ------     ------
Retained earnings at end of period ..........    $1,064      $936                $1,064     $  936
                                                 ======      ====                ======     ======

Net earnings per common share:
  Earnings per common share--basic ..........    $  .26      $.21         24%    $  .73     $  .61        20%
                                                 ======      ====         ===    ======     ======        ===
  Earnings per common share--diluted.........    $  .24      $.20         20%    $  .68     $  .57        19%
                                                 ======      ====         ===    ======     ======        ===

Common shares outstanding:
  Average common shares outstanding--basic...       153      148                    151        147
                                                 ======      ====                ======     ======
  Average common shares outstanding--diluted.       164      158                    163        157
                                                 ======      ====                ======     ======


  <F1>  Other  revenue in the second  quarter of fiscal 1997  includes a gain of
        $25 million, ($16 million after-tax, or $.10 per common share) as a result of amounts received in settlement of litigation.

  <F2>  In the second quarter of fiscal 1997,  the Company  recorded a non-cash, non-operating charge of $25 million, ($16 million after-tax, or $.10 per common share) as a one time addition to the equipment valuation allowance.


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